UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report
(Date of earliest event reported):	September 13, 2004

OSHKOSH TRUCK CORPORATION
(Exact name of registrant as specified in its charter)

Wisconsin	1-31371	39-0520270
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

P.O. Box 2566, Oshkosh, Wisconsin 54903
(Address of principal executive offices, including zip code)

(920) 235-9151
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into Material Agreement.

                        On September 13, 2004, the Human Resources Committee of the Board of Directors (the “Board”) of Oshkosh Truck Corporation (the “Company”) approved annual incentive awards for fiscal year 2005 for the Company’s executive officers pursuant to the Company’s 2004 Incentive Stock and Awards Plan. The executive officers may earn cash bonuses on the basis of the Company’s performance in fiscal 2005 relative to benchmarks for earnings per share, return on invested capital and, for certain officers, operating income of the Company’s business units. The maximum annual cash bonus that may be earned in fiscal 2005 is 180% of base salary for the chief executive officer, 110% of base salary for the chief financial officer and 90% of base salary for all other executive officers.

                        In addition, on September 14, 2004, the Board approved compensation for the Company’s non-employee directors, effective October 1, 2004, that provides for the payment of an annual cash retainer in the amount of (i) $35,000 to each non-employee director and (ii) $5,000 to each non-employee chair of a Committee of the Board. Each non-employee director will also receive $1,500 for every meeting of the Board or Committee that he or she attends either in person or via telephone.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OSHKOSH TRUCK CORPORATION
Date: December 14, 2004	By:	/s/ Bryan J. Blankfield
Bryan J. Blankfield Executive Vice President, General Counsel and Secretary